Exhibit A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Amendment No. 1 to Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Cogent Communications Group, Inc. has been filed on behalf of the undersigned.

Signature

Dated: April 20, 2004

Broadview Capital Partners L.P.

By:	Broadview Capital Partners Management LLC
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview Capital Partners Qualified Purchaser Fund L.P.

By:	Broadview Capital Partners Management LLC
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview Capital Partners Affiliates Fund LLC

By:	Broadview Capital LLC
Its:	Manager

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

Broadview BCPSBS Fund L.P.

By:	Broadview BCPSBS Fund LLC
Its:	Manager

By:	/s/ David J. Kapnick
David J. Kapnick
Attorney-in-Fact

Broadview Capital Partners Management LLC

By:	/s/ David J. Kapnick
David J. Kapnick
Chief Financial Officer

BCI Holdings, L.P.

By:	Broadview Holdings LLP
Its:	General Partner

By:	/s/ David J. Kapnick
David J. Kapnick
Attorney-in-Fact

Broadview Holdings LLP

By:	/s/ David J. Kapnick
David J. Kapnick
Attorney-in-Fact

Individuals:

Steven D. Brooks
Stephen J. Bachmann
Paul F. Deninger

	By:	/s/ David J. Kapnick
David J. Kapnick,
Attorney-in-Fact for the
above-listed individuals